Exhibit 99.1

EXOPACK HOLDING CORP. ANNOUNCES COMPLETION OF

RECAPITALIZATION TRANSACTIONS

Spartanburg, SC – May 31, 2011 – Exopack Holding Corp. (“Exopack” or the “Company”) announced today the completion of the following transactions:

•	the entry into a six-year $350.0 million senior secured term loan facility (the “New Term Loan Facility”);

•	the amendment and restatement of the Company’s existing revolving credit facility (the “Revolving Credit Facility”) to, among other things, provide for a $75.0 million line of credit; and

•	the closing of the Company’s private placement of $235.0 million aggregate principal amount of 10% Senior Notes due 2018 (the “2018 Notes”).

In conjunction with the closing of the transactions, the Company accepted for payment all of its outstanding 11 1/4% senior notes due 2014 (the “2014 Notes”) that were tendered to the Company pursuant to its previously announced cash tender offer and consent solicitation (the “Tender Offer”) prior to the expiration of the early consent deadline thereof. The Company used a portion of the net proceeds from the offering of the 2018 Notes and borrowings under the New Term Loan Facility to purchase $291,512,000 aggregate principal amount of the 2014 Notes and make related consent payments. The Company also repaid all outstanding borrowings under the Revolving Credit Facility, made a distribution to its stockholders and paid related transaction fees and expenses. The Company intends to use the remaining net proceeds from the offering of the 2018 Notes and borrowings under the New Term Loan Facility to redeem all of the 2014 Notes that were not tendered pursuant to the Tender Offer.

Goldman Sachs Lending Partners LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated served as joint lead arrangers, and Bank of America, N.A. served as administrative agent, for the New Term Loan Facility. The 2018 Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The 2018 Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act, is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to purchase any of the 2018 Notes, nor shall there be any sale of the 2018 Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Exopack Holding Corp.

Managing nineteen production facilities strategically positioned across North America and the United Kingdom, as well as a global network of alliance partners, the Company is an established leader in the development, manufacture, and sourcing of flexible packaging and coatings solutions for various consumer and industrial end-use markets. As a leader in the packaging industry, the Company is also a member of the Sustainable Packaging Coalition.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 30, 2011. All forward-looking statements are expressly qualified in their entirety by such risk factors.